Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI To Build New Manufacturing Facility In China

For Immediate Release

Monday, June 17, 2013

CHARLOTTE, N. C. – Polymer Group, Inc. (PGI) announced today that it will invest in a strategic site in Nanhai, China that will enable the company to expand its manufacturing capacity for high quality nonwoven products for the global hygiene and healthcare markets it serves.

PGI’s investment in a state-of-the-art facility in Nanhai will also increase its capacity to produce advanced chemical bond products for hygiene applications to meet the growing needs of key customers in the region. PGI has operated in Nanhai for over 15 years. This investment will enable the company to continue to support growth through this strategic location.

The new Nanhai facility will replace one the company has operated since the late 1990s. PGI also operates a state-of-the-art plant in Suzhou, China that serves the healthcare and hygiene markets. Its most recent investment in the Suzhou facility was completed in mid 2013.

PGI has been instrumental in leading the growth of the nonwovens industry into China, both through early entry in the region and investment in a proprietary manufacturing platform. The company will continue to expand its manufacturing footprint as it serves the growth and innovation needs of its customers.

“PGI is committed to continued growth and market leadership in the hygiene and healthcare markets we serve globally,” said PGI CEO, Veronica (Ronee) M. Hagen. “Market growth remains strong in Asia for our nonwoven materials and expanding our manufacturing capacity through the Nanhai facility is just one example of our plans to meet our customers’ needs well into the future.“

The company’s Nanhai facility will combine the benefits of PGI’s current and new manufacturing technologies and is expected to be complete by the first half of 2016, with no disruptions to customers.

PGI’s investment will be supported by The Nanhai District People’s Government, a key partner to PGI in its successful operation in the region.

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PGI is a global, technology-driven developer, producer and marketer of engineered materials, and one of the world's leading producers of nonwovens. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 13 manufacturing and converting facilities in 9 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward‑looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward‑looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; the ability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; the ability to achieve successful or timely start-up of new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

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For inquiries, please contact:
Dennis Norman
Executive VP and Chief Financial Officer
(704) 697-5186
NormanD@pginw.com

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